Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-3
(Form Type)

VirnetX Holding Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid		Equity	Common Stock, par value $0.0001 per share	Rule 457(o)				—	—
Fees to Be Paid		Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)				—	—
Fees to Be Paid		Debt	Debt Securities	Rule 457(o)				—	—
Fees to Be Paid		Equity	Depositary Shares	Rule 457(o)				—	—
Fees to Be Paid		Equity	Warrants	Rule 457(o)				—	—
Fees to Be Paid		Other	Subscription Rights	Rule 457(o)				—	—
Fees to Be Paid		Other	Purchase Contracts	Rule 457(o)				—	—
Fees to Be Paid		Other	Units	Rule 457(o)				—	—
Fees to Be Paid	1	Unallocated (Universal) Shelf		Rule 457(o)			$20,000,000	0.0001381	$2,762.00
		Total Offering Amounts					$20,000,000		$2,762.00
		Total Fees Previously Paid							—
		Total Fee Offsets							—
		Net Fee Due							$2,762.00

1	a
The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, (f) subscription rights to purchase common stock, (g) purchase contracts, and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

b
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

c
The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

d
The maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the maximum aggregate offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $20,000,000.